UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2007

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, the Board of Directors of Quidel Corporation (the “Company”) elected Kenneth F. Buechler, Ph.D. to the Company’s Board, effective as of November 5, 2007. Dr. Buechler has not yet been appointed to serve on any Board committees, although it is anticipated that he will serve on one or more committees in the future. In connection with Dr. Buechler’s election to the Board, he received a grant of 4,665 stock options (the “Option Award”) pursuant to the Company’s 2001 Equity Incentive Plan with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Option Award is based on the 2007 non-employee director’s annual equity award and is a pro-rata grant through the date of the Company’s next annual meeting. A copy of the Company’s press release announcing the appointment of Dr. Buechler is attached as Exhibit 99.1 hereto.

There are no arrangements or understandings pursuant to which Dr. Buechler was selected as a director of the Company. There are no relationships or related transactions between Dr. Buechler and the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1

Press release, dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007
QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1

Press release, dated November 6, 2007.